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                               [GRAPHIC OMITTED]
                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


                        NCO GROUP ANNOUNCES FIRST QUARTER
                       RESULTS OF $0.45 PER DILUTED SHARE


HORSHAM, PA, MAY 2, 2005 - NCO GROUP, INC. ("NCO" OR THE "COMPANY") (NASDAQ:
NCOG), a leading provider of business process outsourcing services, announced today that during the first quarter of 2005, it reported net income of $15.3 million, or $0.45 per diluted share, as compared to net income of $12.0 million, or $0.43 per diluted share, in the first quarter of 2004.

Revenue in the first quarter of 2005 was $260.3 million, an increase of 29.4%, or $59.1 million, from revenue of $201.2 million in the first quarter of 2004.

NCO's operations are organized into four market specific divisions that include:
Accounts Receivable Management North America ("ARM North America"), Customer Relationship Management ("CRM"), Portfolio Management, and Accounts Receivable Management International ("ARM International"). For the first quarter of 2005, these divisions accounted for $198.4 million, $47.6 million, $27.8 million, and $3.1 million of revenue, respectively. Included in ARM North America's revenue was $16.5 million of intercompany revenue from Portfolio Management and included in ARM International's revenue was $73,000 of intercompany revenue from Portfolio Management. All intercompany revenue is eliminated in consolidation.

For the first quarter of 2004, the ARM North America, Portfolio Management and ARM International divisions accounted for $191.0 million, $21.6 million and $3.7 million of the revenue, respectively. Included in ARM North America's revenue was $15.0 million of intercompany revenue from Portfolio Management and included in ARM International's revenue was $116,000 of intercompany revenue from Portfolio Management. All intercompany revenue is eliminated in consolidation. The CRM division was created in the second quarter of 2004 in connection with the acquisition of RMH Teleservices, Inc. ("RMH") on April 2, 2004 and, accordingly, is not included in the results for the first quarter of 2004.

NCO's payroll and related expenses as a percentage of revenue increased to 49.1% for the first quarter of 2005 as compared to 45.2% for the same period in the prior year. The increase in payroll and related expenses as a percentage of revenue was attributable to the CRM division. The CRM division has a more significant amount of payroll and related expenses as compared to the ARM business. Excluding the CRM division, payroll and related expenses decreased as a percentage of revenue from the same period in the prior year due to continued diligence in monitoring staffing levels while maintaining productivity through the use of new technologies.

NCO's selling, general and administrative expenses as a percentage of revenue decreased to 35.7% for the first quarter of 2005 as compared to 38.1% for the same period in the prior year. The decrease was primarily attributable to the difference in CRM's expense structure discussed above. Excluding the CRM division, selling, general and administrative expenses increased as a percentage of revenue from the same period in the prior year due to the continuing increase in the use of outside attorneys and other third party service providers.

NCO also announced that it continues to expect earnings per share to be approximately $1.70 to $1.80 per diluted share for 2005.


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Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive
Officer, stated, "As we entered 2005, we continued to execute strategic initiatives launched in 2004 that were designed to expand our overall growth opportunities. These initiatives were key to allowing each of our business units either to meet or exceed their operational goals during the first quarter. More important than our near-term accomplishments are several key new client opportunities that are currently being deployed and are expected to begin producing revenue during the latter part of 2005."

NCO will host an investor conference call on Tuesday, May 3, 2005, at 10:00 a.m., ET, to address the items discussed in the press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing 888-209-7450 (domestic callers) or 706-643-7734 (international callers) and providing the pass code 5672149. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing 800-642-1687 (domestic callers) or 706-645-9291 (international callers) and providing the pass code 5672149. A transcript of the conference call will also be available on NCO's website (www.ncogroup.com) and will be furnished to the SEC in a report on Form 8-K.

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through 87 offices in the United States, Canada, the United Kingdom, India, the Philippines, the Caribbean and Panama.

For further information:

AT NCO GROUP, INC.
Michael J. Barrist,
Chairman and CEO
Steven L. Winokur,
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com

                 ----------------------------------------------

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements concerning projections, statements concerning strategic initiatives, statements as to the economy and its effects on NCO's business, statements as to the integration of the acquisition of RMH Teleservices, Inc., statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to the integration of the acquisitions of RMH Teleservices, Inc. and the minority interest of NCO Portfolio Management, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

                 ----------------------------------------------

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                                           NCO GROUP, INC.
                                  UNAUDITED SELECTED FINANCIAL DATA
                             (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


STATEMENTS OF INCOME:

                                                                FOR THE THREE MONTHS ENDED
                                                                         MARCH 31,
                                                      ----------------------   -----------------------
                                                               2005                    2004
                                                      ----------------------   -----------------------

Revenue                                                $             260,349   $             201,231

Operating costs and expenses:
 Payroll and related expenses                                        127,731                  91,039
 Selling, general and administrative expenses                         93,037                  76,645
 Depreciation and amortization expense                                10,758                   7,778
                                                      ----------------------   -----------------------
                                                                     231,526                 175,462
                                                      ----------------------   -----------------------
Income from operations                                                28,823                  25,769
Other income (expense:
 Interest and investment income                                          734                     996
 Interest expense                                                     (5,175)                 (5,288)
 Other income                                                             93                       -
                                                      ----------------------   -----------------------
                                                                      (4,348)                 (4,292)
                                                      ----------------------   -----------------------
Income before income tax expense                                      24,475                  21,477
Income tax expense                                                     9,204                   8,888
                                                      ----------------------   -----------------------
Income before minority interest                                       15,271                  12,589

Minority interest                                                        (8)                    (606)
                                                      ----------------------   -----------------------
Net income                                             $              15,263   $              11,983
                                                      ======================   =======================

Net income per share:
 Basic                                                 $                0.48   $                0.46
                                                      ======================   =======================
 Diluted                                               $                0.45   $                0.43
                                                      ======================   =======================

Weighted average shares outstanding:
 Basic                                                                32,080                  26,125
 Diluted                                                              36,173                  30,234


SELECTED BALANCE SHEET INFORMATION:
                                                               AS OF                   AS OF
                                                             MARCH 31,              DECEMBER 31,
                                                               2005                    2004
                                                      ----------------------   -----------------------

Cash and cash equivalents                              $              41,471         $        26,334
Current assets                                                       268,795                 245,839
Total assets                                                       1,112,704               1,113,889

Current liabilities                                                  206,606                 175,369
Long-term debt, net of current portion                               143,348                 186,339
Shareholders' equity                                                 710,488                 695,601



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

                                                                         NCO GROUP, INC.
                                                            UNAUDITED SELECTED SEGMENT FINANCIAL DATA
                                                                         (IN THOUSANDS)



                                                            FOR THE THREE MONTHS ENDED MARCH 31, 2005
                                           -------------   ------------   ------------   -----------   --------------   ------------
                                              ARM NORTH                    PORTFOLIO        ARM        INTERCOMPANY
                                               AMERICA        CRM          MANAGEMENT   INTERNATIONAL  ELIMINATIONS(1)  CONSOLIDATED
                                           -------------   ------------   ------------   -----------   --------------   ------------
Revenue                                     $   198,457     $   47,616     $   27,802     $   3,062     $   (16,588)     $   260,349

Operating costs and expenses:
     Payroll and related expenses                90,144         34,341          1,203         2,043               -          127,731
     Selling, general and admin. expenses        83,246          7,830         17,571           978         (16,588)          93,037
     Depreciation and amortization expense        6,951          3,461            206           140               -           10,758
                                           -------------   ------------   ------------   -----------   --------------   ------------
                                                180,341         45,632         18,980         3,161         (16,588)         231,526
                                           -------------   ------------   ------------   -----------   --------------   ------------
Income (loss) from operations               $    18,116     $    1,984     $    8,822     $     (99)    $         -      $    28,823
                                           =============   ============   ============   ===========   ==============   ============




                                                          FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                           -------------   ------------   ------------   -----------   -------------
                                              ARM NORTH     PORTFOLIO        ARM        INTERCOMPANY
                                               AMERICA      MANAGEMENT   INTERNATIONAL ELIMINATIONS(1) CONSOLIDATED
                                           -------------   ------------   ------------   -----------   -------------
Revenue                                     $   191,003      $  21,602     $    3,706      $(15,080)    $   201,231

Operating costs and expenses:
     Payroll and related expenses                88,301            647          2,091             -          91,039
     Selling, general and admin. expenses        74,605         16,091          1,029       (15,080)         76,645
     Depreciation and amortization expense        7,574             81            123             -           7,778
                                           -------------   ------------   ------------   -----------   -------------
                                                170,480         16,819          3,243       (15,080)        175,462
                                           -------------   ------------   ------------   -----------   -------------
Income from operations                      $    20,523    $     4,783     $      463     $       -     $    25,769
                                           =============   ============   ============   ===========   =============


 (1) Represents the elimination of intercompany revenue for accounts receivable management services provided by ARM North America and ARM International to Portfolio Management.